Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter and Fiscal Year Ended December 31, 2015 Financial Results; Board Declares Quarterly Dividend of $0.39 Per Share for the First Fiscal Quarter of 2016 and Renewal of $50 Million Stock Repurchase Plan

NEW YORK – (BUSINESS WIRE) – February 24, 2016 – TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $23.6 million, or $0.44 per share, for the quarter ended December 31, 2015. Net asset value per share was $15.15 at December 31, 2015 as compared to $15.62 at September 30, 2015. The Company’s Board of Directors declared a fourth quarter dividend of $0.39 per share, payable to stockholders of record as of December 31, 2015 that was paid on January 29, 2016.

The Company also announced that its Board of Directors has declared a quarterly dividend of $0.39 per share for stockholders of record as of March 31, 2016, payable on or about April 29, 2016.

The Company’s Board of Directors also reapproved a stock repurchase plan (“Company 10b5-1 Plan”) to acquire up to $50 million in the aggregate of TSLX’s common stock at prices just below TSLX’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Unless extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of August 31, 2016, or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions. Under the Company 10b5-1 Plan, no shares were purchased during the three month ended December 31, 2015, and 2,000 shares were purchased during the fiscal year ended December 31, 2015.

FINANCIAL HIGHLIGHTS:

(amounts in thousands, except per share amounts)
			Three Months Ended
			(unaudited)
	December 31, 2015		September 30, 2015	December 31, 2014
Investments at Fair Value	$1,485,709		$1,396,426	$1,263,511
Total Assets	$1,516,933		$1,429,009	$1,303,731
Net Asset Value Per Share	$15.15		$15.62	$15.53

Investment Income	$43,559		$46,774	$45,778
Net Investment Income	$23,643		$25,849	$30,684
Net Income (Loss)	$(4,342)		$9,337	$13,805

Net Investment Income Per Share	$0.44		$0.48	$0.57
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.52)		$(0.31)	$(0.31)
Net Income (Loss) Per Share	$(0.08)		$0.17	$0.26

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.3%		10.5%	10.3%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.1%		10.5%	10.3%

Percentage of Debt Investment Commitments at Floating Rates	95	%(1)	95%	97%

(1)	Includes one fixed rate investment that has been entered into an interest rate swap agreement to swap to a floating rate.

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on February 25, 2016. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 32762989

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on February 25th through March 10th via a webcast link located on the Investor Resources section of the Company’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 32762989

Portfolio and Investment Activity

For the three months ended December 31, 2015, gross originations totaled $399.3 million. This compares to $184.8 million for the three months ended September 30, 2015 and $304.8 million for the three months ended December 31, 2014. For the twelve months ended December 31, 2015, gross originations totaled $964.2 million. This compares to gross originations of $1,120.1 million for the year ended December 31, 2014.

For the three months ended December 31, 2015, the Company made new investment commitments and fundings of $283.8 million, $272.9 million in six new portfolio companies and $10.9 million in three existing portfolio companies. For this period, the Company had $154.5 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $129.3 million aggregate principal amount.

For the three months ended December 31, 2014, the Company made new investment commitments of $204.8 million, $171.0 million in six new portfolio companies and $33.8 million in four existing portfolio companies. Of the $204.8 million of new investment commitments, $198.4 million was funded during the period. For this period, the Company had $148.5 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $49.9 million aggregate principal amount.

For the twelve months ended December 31, 2015, the Company made new investment commitments of $718.7 million, $631.6 million in 20 new portfolio companies and $87.1 million in 14 existing portfolio companies, of which $664.0 million was funded. Net funding activity for the twelve months ended December 31, 2015 was $278.8 million aggregate principal amount.

For the twelve months ended December 31, 2014, the Company made new investment commitments of $884.4 million, $805.7 million in 20 new portfolio companies and $78.7 million in seven existing portfolio companies, of which $814.9 million was funded. Net funding activity for the twelve months ended December 31, 2014 was $296.5 million aggregate principal amount.

As of December 31, 2015 and September 30, 2015, the Company had investments in 46 and 44 portfolio companies, respectively, with an aggregate fair value of $1,485.7 million and $1,396.4 million, respectively.

As of December 31, 2015, the portfolio consisted of 88.2% first-lien debt investments, 8.1% second-lien debt investments, 1.9% mezzanine and unsecured debt investments, and 1.8% equity and other investments. As of September 30, 2015, the portfolio consisted of 87.0% first-lien debt investments, 8.8% second-lien debt investments, 1.9% mezzanine and unsecured debt investments, and 2.3% equity and other investments.

As of December 31, 2015, approximately 95.3% of our debt investments based on fair value were floating rate in nature (when including investment specific hedges), with 94.2% of these debt investments subject to interest rate floors. The Company’s credit facility also bears interest at floating rates.

As of December 31, 2015 and September 30, 2015, the weighted average total yield of debt and income producing securities at fair value was 10.3% and 10.5%, respectively, and the weighted average total yield of debt and income producing securities at amortized cost was 10.1% and 10.5%, respectively.

As of December 31, 2015, 100.0% of debt investments were meeting all payment requirements and 98.2% of debt investments were meeting all covenant requirements. No investments were on non-accrual status at December 31, 2015.

Results of Operations for the Three Months Ended December 31, 2015 compared to the Three Months Ended December 31, 2014

Investment Income

For the three months ended December 31, 2015 and 2014, investment income totaled $43.6 million and $45.8 million, respectively. Interest from investments increased as a result of an increase in the average size of our investment portfolio. However, this was offset by a decrease in accelerated amortization of upfront fees from unscheduled paydowns and prepayment fees.

Expenses

Net expenses totaled $19.7 million and $14.6 million for the three months ended December 31, 2015 and 2014, respectively. The increase in net expenses was due to higher interest expense related to an increase in the weighted average debt outstanding, higher professional fees, and higher general and administrative expenses associated with servicing a growing investment portfolio.

Liquidity and Capital Resources

As of December 31, 2015, the Company had $2.4 million in cash and cash equivalents, total debt outstanding of $652.8 million, and $280.9 million of undrawn commitments on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 2.5% for the three months ended December 31, 2015, as compared to 2.6% for the three months ended September 30, 2015.

The Company is rated BBB- with stable outlook by Fitch Ratings and Standard and Poor’s.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Year Ended	Year Ended	Year Ended
	December 31, 2015	December 31, 2014	December 31, 2013
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$157,964	$151,020	$90,374
Dividend income	948	—	—
Other income	7,628	9,162	2,233
Interest from cash and cash equivalents	(3)	1	3

Total investment income from non-controlled, non-affiliated investments	166,537	160,183	92,610
Investment income from controlled, affiliated investments:
Interest from investments	6,638	2,994	—
Other income	240	143	—

Total investment income from controlled, affiliated investments	6,878	3,137	—

Total Investment Income	173,415	163,320	92,610

Expenses
Interest	22,010	15,078	10,469
Management fees	21,276	18,296	13,376
Incentive fees	20,180	17,839	11,790
Professional fees	8,166	4,752	3,691
Directors’ fees	381	342	285
Other general and administrative	4,830	3,858	2,434

Total expenses	76,843	60,165	42,045

Management and incentive fees waived	(226)	(2,464)	(7,135)

Net Expenses	76,617	57,701	34,910

Net Investment Income Before Income Taxes	96,798	105,619	57,700
Income taxes, including excise taxes	1,500	1,144	199

Net Investment Income	95,298	104,475	57,501
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(17,008)	(22,950)	9,630
Controlled, affiliated investments	(17,217)	(5,945)	—
Translation of assets and liabilities in foreign currencies	6,275	8,909	—
Interest rate swaps	(618)	1,020	—
Foreign currency forward contracts	—	1,244	(1,244)

Total net change in unrealized gains (losses)	(28,568)	(17,722)	8,386

Realized gains (losses):
Non-controlled, non-affiliated investments	(5,042)	136	1,061
Interest rate swaps	1,851	—	—
Foreign currency transactions	29	(1,839)	35

Total realized gains (losses)	(3,162)	(1,703)	1,096

Total Unrealized and Realized Gains (Losses)	(31,730)	(19,425)	9,482

Increase in Net Assets Resulting from Operations	$63,568	$85,050	$66,983

Earnings per common share—basic and diluted	$1.18	$1.68	$1.93

Weighted average shares of common stock outstanding—basic and diluted	54,006,322	50,509,692	34,635,208

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,443,017 and $1,225,672, respectively)	$1,422,211	$1,221,875
Controlled, affiliated investments (amortized cost of $86,659 and $47,580, respectively)	63,498	41,636

Total investments at fair value (amortized cost of $1,529,676 and $1,273,252, respectively)	1,485,709	1,263,511
Cash and cash equivalents	2,431	2,413
Interest receivable	10,146	6,137
Receivable for interest rate swaps	402	1,020
Prepaid expenses and other assets	18,245	30,650

Total Assets	$1,516,933	$1,303,731

Liabilities
Debt	$652,788	$395,864
Management fees payable to affiliate	5,530	4,887
Incentive fees payable to affiliate	4,915	5,955
Dividends payable	21,124	20,981
Payable for investments purchased	4,435	29,017
Payables to affiliate	1,492	2,918
Other liabilities	5,908	8,704

Total Liabilities	696,192	468,326

Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 54,166,959 and 53,798,357 shares issued, respectively; and 54,163,960 and 53,797,358 shares outstanding, respectively	542	538
Additional paid-in capital	812,586	808,053
Treasury stock at cost; 2,999 and 999 shares held, respectively	(30)	(1)
Undistributed net investment income	27,521	6,555
Net unrealized gains (losses)	(28,380)	188
Undistributed net realized gains	8,502	20,072

Total Net Assets	820,741	835,405

Total Liabilities and Net Assets	$1,516,933	$1,303,731

Net Asset Value Per Share	$15.15	$15.53

The Company’s investment activity for the year ended December 31, 2015, 2014 and 2013 is presented below (information presented herein is at par value unless otherwise indicated).

	Year Ended
($ in millions)	2015	2014	2013
New investment commitments:
Gross originations	$964.2	$1,120.1	$897.5
Less: Syndications/sell downs	245.5	235.7	291.3

Total new investment commitments	$718.7	$884.4	$606.2
Principal amount of investments funded:
First-lien	$581.3	$681.3	$497.9
Second-lien	40.6	102.7	80.7
Mezzanine and unsecured	23.3	14.7	—
Equity and other	18.8	16.2	0.8

Total	$664.0	$814.9	$579.4
Principal amount of investments sold or repaid:
First-lien	$353.3	$395.0	$173.4
Second-lien	27.0	123.4	18.7
Mezzanine and unsecured	4.9	—	—

Total	$385.2	$518.4	$192.1
Number of new investment commitments in new portfolio companies	20	20	14
Average new investment commitment amount in new portfolio companies	$31.6	$40.3	$38.3
Weighted average term for new investment commitments in new portfolio companies (in years)	5.0	4.7	5.0
Percentage of new debt investment commitments at floating rates (1)	95.2%	96.5%	98.1%
Percentage of new debt investment commitments at fixed rates	4.8%	3.5%	1.9%
Weighted average interest rate of new investment commitments	8.9%	9.6%	10.0%
Weighted average spread over LIBOR of new floating rate investment commitments	8.3%	8.5%	8.7%
Weighted average interest rate on investments sold or paid down	10.0%	10.2%	10.0%

(1)	Includes one fixed rate investment for the year ended December 31, 2015 that has been entered into an interest rate swap agreement to swap to a floating rate.

About TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a SEC-registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of December 31, 2015 and the broader TPG platform, a global private investment firm with over $70 billion of assets under management as of September 30, 2015. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investor Relations:

TPG Specialty Lending, Inc.

212-601-4753

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

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